EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (File No. 333-160155 and File No. 333-153805) on Forms S-8 of our reports, dated March 14, 2011, relating to our audits of the consolidated financial statements and internal control over financial reporting which appear in this Annual Report on Form 10-K of Home Bancorp, Inc. for the year ended December 31, 2010.

/s/ Porter Keadle Moore LLP

Atlanta, Georgia

March 15, 2011